United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

SHFL entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 28, 2012, we changed our corporate name from Shuffle Master, Inc. (the "Company") to SHFL entertainment, Inc.   The name change was made pursuant to Section 302A.135, Subd. 7 of the Minnesota Business Corporation Act, by board action, amending Article I of the Company's Articles of Incorporation to change our corporate name to SHFL entertainment, Inc. pursuant to Articles of Amendment filed with the Secretary of State of the State of Minnesota.  In addition, the Company also filed with the Secretary of State of the State of Minnesota Restated Articles of Incorporation to combine the Company’s Articles of Incorporation and all amendments thereto into one document.   A copy of the Articles of Amendment related to the name change are attached hereto as Exhibit 3.1 and a copy of the Articles of Amendment related to the Restatement of the Articles of Incorporation are attached hereto as Exhibit 3.2.

The Company’s common stock will continue to trade on the NASDAQ Global Select Market under our existing symbol “SHFL.”  The new CUSIP number for the Company’s common stock is 78423R 105.

Item 9.01.   Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document

3.1	Articles of Amendment to Articles of Incorporation (Changing Name), as filed with the Secretary of State of the State of Minnesota on September 28, 2012 and effective as of September 28, 2012.

3.2
Articles of Amendment to Articles of Incorporation (Restating Articles of Incorporation), as filed on September 28, 2012 with the Secretary of State of the State of Minnesota and effective as of September 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHFL entertainment, Inc.
(Registrant)

Date: October 2, 2012

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer